Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of MPLX LP of our report dated February 24, 2017 relating to the combined financial statements of Hardin Street Transportation LLC and Woodhaven Cavern LLC, which appears in MPLX LP's Current Report on Form 8-K dated March 2, 2017.

/s/ PricewaterhouseCoopers LLP

Toledo, Ohio
January 8, 2018